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                  FIRST AMENDMENT AND WAIVER TO LOAN AGREEMENT


        THIS FIRST AMENDMENT AND WAIVER AGREEMENT ("Amendment") made as of this 10th day of June, 1999 among DEL LABORATORIES, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 (the "Borrower"), DEL PHARMACEUTICALS, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 ("DPI" or, a "Guarantor") and THE CHASE MANHATTAN BANK, a New York banking corporation, having an office at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Bank").

                              W I T N E S S E T H :

        WHEREAS, the Borrower, DPI and the Bank entered into a Loan Agreement dated as of the 30th day of December, 1998 (the "Agreement"); and

        WHEREAS, pursuant to the Agreement, the Bank has made Revolving Credit Loans to the Borrower as evidenced by a certain Revolving Credit Note of the Borrower and specifying interest to be paid thereon; and

        WHEREAS, the Borrower and the Guarantor has requested (i) that the Bank waive certain Events of Default which have occurred and (ii) that the Bank agree to make certain amendments to the Agreement, and the Bank has agreed to give such waivers and make such amendments, subject to the terms and conditions of this Amendment.

        NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantor and the Bank do hereby agree as follows:

         1. DEFINED TERMS. As used in this Amendment, capitalized terms, unless otherwise defined, shall have the meanings set forth in the Agreement.

         2. REPRESENTATIONS AND WARRANTIES. As an inducement for the Bank to enter into this Amendment, the Borrower and the




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Guarantor represent and warrant as follows:

         A.       That with respect to the Agreement and the Loan
Documents executed in connection therewith and herewith:

                  (i)There are no defenses or offsets to the Borrower's or the Guarantor's obligations under the Agreement, the Note or any of the other Loan Documents or any other agreements in favor of the Bank referred to in the Agreement, and if any such defenses or offsets exist without the knowledge of the Borrower or the Guarantors, the same are hereby waived.

                           (ii) All of the representations and warranties made
                  by the Borrower or the Guarantor in the Agreement and in the other Loan Documents are true and correct in all material respects as if made on the date hereof, except for those made with respect to a particular date, which such representations and warranties are restated as of such date.

                           (iii)The outstanding aggregate principal balance
                  of the Loans as evidenced by the Note is $20,000,000.00.

         3. WAIVER, The Bank hereby waives any Default or Event of Default occurring or resulting from:

         (a) Failure of the Borrower to comply with Section 5.03 (c) of the Agreement, the Consolidated Leverage Ratio, as of March 31, 1999, provided that the Borrower's Consolidated Leverage Ratio as of such date was not greater than
3.22 to 1.00.

         (b) Failure of the Borrower to comply with Section 5.03 (e) of the Agreement, Consolidated Fixed Charge Ratio, for the fiscal quarter ended March 31, 1999, provided that the Borrower's Consolidated Fixed Charge Ratio for such quarter was not less than 0.83 to 1.00.

         4. AMENDMENTS. The following amendments are hereby made to the
Agreement:



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               (a)         Section 2.05 of the Agreement shall be amended to
read in its entirety as follows:

                    SECTION 2.05. APPLICABLE MARGIN The Applicable Margin for Revolving Credit Loans shall be determined on the basis of the Borrower's Debt to EBITDA Ratio (Applicable Margin), as calculated based on the Borrower's consolidated financial statements for its most recent fiscal year or quarter. The Bank shall determine the Applicable Margin within five (5) Business Days after it has received the financial statements of the Borrower as required by
Section 5.01(b)(i) or (ii), as applicable. The Bank shall promptly notify the Borrower of such determination, which shall be conclusive, in the absence of manifest error. The Applicable Margin shall be determined as follows:

         (i) The initial Applicable Margin shall be 85 basis points and shall be applicable until five (5) Business Days after delivery of the Borrower's consolidated financial statements for its fiscal year ending December 31, 1998 pursuant to Section 5.01(b) hereof.

         Beginning five (5) Business Days after delivery of the Borrower's consolidated financial statements for the fiscal year ending December 31, 1998, and for each fiscal year or quarter thereafter:

                  (ii) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is equal to or less than
1.50 to 1.00, the Applicable Margin shall be 70 basis points.

                  (iii) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is greater than 1.50 to 1. 00 but equal to or less than 2.00 to 1.00, the Applicable Margin shall be 85 basis points.

         (iv) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is greater than 2.00 to 1.00, but equal to or less than 2.25 to 1.00, the Applicable Margin shall be 100 basis points.

         (v) If the Borrower's Debt to EBITDA Ratio (Applicable



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Margin) as of the end of such fiscal year or quarter is greater than 2.25 to
1.00, but equal to or less than 2.50 to 1.00, the Applicable Margin shall be 125 basis points.

        (vi) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is greater than 2.50 to 1.00, but equal to or less than 2.75 to 1.00, the Applicable Margin shall be 150 basis points.

        (vii) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is greater than 2.75 to 1.00, the Applicable Margin shall be 175 basis points.

         The Applicable Margin for any Eurodollar Loan shall change during the term of such Eurodollar Loan as a result of this Section 2.05.

         In the event that the Borrower fails to deliver any financial statements and the related certificate on the due date therefor set forth in
Section 5.01(b) (i) or (ii) hereof, unless an Event of Default is declared as a result of such failure, the Applicable Margin shall be 175 basis points until the Borrower delivers all required financial statements and certificates at which time the Applicable Margin shall be redetermined as provided for in this
Section 2.05.

        Upon the occurrence and during the continuance of a Default or an Event of Default the Applicable Margin may, as a result of changes in the Borrower's Debt to EBITDA Ratio (Applicable Margin), increase but will not decrease.

             (b) Section 5.01 (b)(i) and (ii) of the Agreement shall be amended to read in their entirety as follows:

          (b) REPORTING REQUIREMENTS. Furnish to the Bank: (i) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating (such consolidating statements to be prepared by management of the Borrower) financial statements of the Borrower and its Consolidated Subsidiaries for such year, including balance sheets with related statements of income and



                                       4
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retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, together with an unqualified opinion, prepared by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Bank, all such financial statements to be prepared in accordance with GAAP.

         (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the consolidated and consolidating financial statements of the Borrower and its Consolidated Subsidiaries for such quarter, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter for the previous fiscal year, all such financial statements to be prepared by management of the Borrower in accordance with GAAP.


                (c) Section 5.01 (l) of the Agreement shall be amended to read in its entirety as follows:

                (l) EXISTING SUBSIDIARIES. Not later than March 31, 1999, the Borrower shall advise the Bank whether it shall dissolve one or more of the domestic Subsidiaries (other than DPI) listed on Schedule 4.01(a); and (i) as to those Subsidiaries it elects to dissolve, it shall dissolve such Subsidiaries, and give notice to the Bank of such dissolution, not later than June 30, 1999; or (ii) as to those Subsidiaries it elects not to dissolve, it shall, not later than June 30, 1999, deliver to the Bank, in form and substance reasonably satisfactory to the Bank and its counsel, the following with respect to each such Subsidiary:

                (1) an agreement pursuant to which such Subsidiary becomes a party to, and bound by, this Agreement as a Guarantor;

                (2) a Guaranty substantially in the form of the Guaranty delivered by DPI;



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                (3) a Secretary's certificate complying in form and substance, together with all exhibits, similar to the Secretary's Certificate being delivered by DPI on the date of this Agreement; and

                (4) an opinion of counsel (which may be in house counsel to the Borrower) to each such Subsidiary substantially similar to the opinion being delivered with respect to DPI on the date of this Agreement.

                       (d) Section 5.02 (n) of the Agreement shall be amended to read in its entirety as follows:

                       (n) DIVIDENDS. ETC. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of the Borrower or the Guarantor; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any share of its capital stock, except, provided no Default or Event of Default has occurred and is continuing
(i) Permitted Dividends, or (ii) Permitted Stock Repurchases that are (x) transactions in which the Borrower's common stock is transferred to the Borrower by a current or former employee of the Borrower or any of its Subsidiaries in an amount equal to the consideration payable by such employee upon the exercise of stock options held by such employee or (y) transactions in which the Borrower's common stock is transferred to the Borrower by an employee in an amount equal to the withholding tax liability for such employee resulting from the exercise of such stock option rights by such employee, or (iii) other Permitted Stock Repurchases, provided that no such other Permitted Stock Repurchases may occur until such date as the Borrower has achieved a Debt to EBITDA Ratio of not greater than 2.75 to 1.00 for the four (4) fiscal quarters then ended and a Consolidated Fixed Charge Ratio of at least 1.25 to 1.00 for the four (4) fiscal quarters then ended and from and after such date, and further provided, that all Permitted Stock Repurchases described in clauses (ii) and (iii) above shall not exceed $10,000,000.00 during any period of four (4) consecutive fiscal



                                       6
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quarters.

                       (e) Section 5.03 (b), (c), (d), (e) and (f) of the Agreement shall each be amended to read in its entirety as follows:

                       (b) CONSOLIDATED CAPITAL EXPENDITURES. The
Borrower will not make Consolidated Capital Expenditures, in the aggregate, during any four (4) consecutive fiscal quarters of the Borrower, in excess of
(i) until such date as the Borrower has achieved a Debt to EBITDA Ratio of not greater than 2.75 to 1.00 for the four (4) fiscal quarters then ended and a Consolidated Fixed Charge Ratio of at least 1.25 to 1.00 for the four (4) fiscal quarters then ended, $11,000,000.00 and (ii) from and after such date, $15,000,000.00.

                       (c) CONSOLIDATED LEVERAGE RATIO. The Borrower will maintain at all times a Consolidated Leverage Ratio (tested quarterly) of not greater than (i) from the date of this Agreement through March 30, 2000, 3.50 to
1.00 and (ii) from March 31, 2000 and thereafter, 3.00 to 1.00.

                       (d) CONSOLIDATED INTEREST COVERAGE RATIO. The Borrower will maintain at all times a Consolidated Interest Coverage Ratio of not less than (i) from the date of this Agreement through December 30, 1999,
1.75 to 1.00 and (ii) from December 31, 1999 and thereafter, 3.00 to 1.00.

                       (e) CONSOLIDATED FIXED CHARGE RATIO. The Borrower will maintain at all times a Consolidated Fixed Charge Ratio of not less than
(i) from the date of this Agreement through September 29, 1999, 0.06 to 1.00,
(ii) from September 30, 1999 through December 30, 1999, 0.20 to 1.00, (iii) from December 31, 1999 through March 30, 2000, 1.00 to 1.00 and (iv) from March 31, 2000 and thereafter, 1.25 to 1.00.

                           (f)      DEBT TO EBITDA RATIO.  The Borrower will
maintain at all times a Debt to EBITDA Ratio of not greater than (i) from the date of this Agreement through December 30, 1999, 3.75 to 1.00 and (ii) from December 31, 1999 and thereafter, 2.75 to 1.00.

           (f) Notwithstanding anything herein to the contrary, the



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Borrower and the Guarantors agree that, until the next applicable date for the change, if any, in the Applicable Margin, the Applicable Margin shall be 175 basis points. Such change in the Applicable Margin shall take effect immediately.

         5. EFFECTIVENESS. This Amendment shall become effective upon the occurrence of the following events and the receipt and satisfactory review by the Bank and its counsel of the following documents:

                  (a) The Bank shall have received this Amendment, duly executed by the Borrower and the Guarantor.

                  (b) The Bank shall have received copies of any and all modifications of the documentation referred to in Section 3.01 (d), (e), (f) and
(k) of the Agreement which modifications could result in a Material Adverse Change in the Borrower or the Guarantors.

         6. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New
York.

         7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         8. RATIFICATION. Except as expressly amended hereby, the Agreement and all other Loan Documents executed in connection therewith shall remain in full force and effect in accordance with their originally stated terms and conditions. The Agreement and all other Loan Documents executed in connection therewith, as amended hereby, are in all respects ratified and confirmed. Nothing herein shall be read or construed as an amendment, modification or waiver of any provision of the Agreement or any other Loan Document, including, without limitation, any provision of Article VI of the Agreement, except as expressly provided for herein, and nothing contained herein shall be read or construed as a waiver or estoppel (except for the waivers provided in Section 3 hereof) of any rights or remedies which the Bank may have under the Agreement or any



                                       8
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other Loan Document, in law or in equity, whether arising out of the transactions described herein or otherwise.


                                       9

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the year and date first above written.

                                            DEL LABORATORIES, INC.


                                            By_______________________
                                              Name: Enzo Vialardi
                                              Title: Executive Vice President
                                                     and Chief Financial officer


                                            DEL PHARMACEUTICALS, INC.


                                            By________________________
                                              Name: Enzo Vialardi
                                              Title: Executive Vice President
                                                     and Chief Financial officer


                                            THE CHASE MANHATTAN BANK

                                            By_______________________
                                              Name: Louise E. Duchi
                                              Title: Vice President




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